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                                                                   Exhibit 10.11

                               INDEMNITY AGREEMENT

         This Agreement is made as of the ___ day of ___, 20__, by and between Allied Research Corporation, a Delaware corporation (the "Corporation"), and ______ (the "Indemnitee"), a director of the Corporation.

         WHEREAS, it is essential to the Corporation to retain and attract as directors the most capable persons available; and

         WHEREAS, the substantial increase in corporate litigation subjects directors to expensive litigation risks at the same time that the availability of and coverage provided by directors' and officers' liability insurance has become uncertain; and

         WHEREAS, it is now and has been the express policy of the Corporation to indemnify its directors so as to provide them with the maximum possible protection permitted by law; and

         WHEREAS, the Corporation does not regard the protection available to Indemnitee as adequate in the present circumstances, and realizes that Indemnitee may not be willing to serve as a director without adequate protection, and the Corporation desires Indemnitee to continue to serve in such capacity;

         NOW, THEREFORE, in consideration of Indemnitee's service as a director after the date hereof the parties agree as follows:

         1. Definitions. As used in this Agreement:

         (a) The term "proceeding" shall include any threatened, pending or completed action, suit or proceeding, whether brought by or in the right of the Corporation or otherwise and whether of a civil, criminal, administrative or investigative nature.

         (b) The term "expenses" shall include, but is not limited to, expenses of investigations, judicial or administrative proceedings or appeals, damages, judgments, fines, amounts paid in settlement by or on behalf of Indemnitee, attorneys' fees and disbursements and any expenses of establishing a right to indemnification under this Agreement.

         (c) The term "director" shall include Indemnitee's service at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise as well as director of the Corporation.

         (d) For purposes of Sections 3 and 4, the respective phrases "in a proceeding decided" and "decided in a proceeding" shall mean a decision by a court, arbitrator(s), hearing officer or other judicial agent having the requisite legal authority to make such a decision which decision has become final and from which no appeal or other review proceeding is permissible.

         2. Indemnity. Subject only to the limitations set forth in Section 3, the Corporation will pay on behalf of the Indemnitee all expenses actually and reasonably incurred by Indemnitee because of any claim or claims made against him in a proceeding by reason of the fact that he is or was a director.

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         3. Limitations on Indemnity. The Corporation shall not be obligated under this Agreement to make any payment of expenses to the Indemnitee:

         (a) the payment of which is prohibited by applicable law;

         (b) for which and to the extent payment is actually and unqualifiedly made to the Indemnitee under an insurance policy or otherwise;

         (c) resulting from a claim in a proceeding decided adversely to the Indemnitee based upon or attributable to the Indemnitee gaining in fact any personal profit or advantage to which he was not legally entitled.

         4. Advance Payment of Costs. Expenses incurred by Indemnitee in defending a claim against him in a proceeding shall be paid by the Corporation as incurred and in advance of the final disposition of such proceeding. Indemnitee hereby agrees and undertakes to repay such amounts advanced if it shall be decided in a proceeding that he is not entitled to be indemnified by the Corporation pursuant to this Agreement or otherwise.

         5. Enforcement. If a claim under this Agreement is not paid by the Corporation, or on its behalf, within thirty (30) days after a written claim has been received by the Corporation, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and if successful in whole or in part, the Indemnitee shall be entitled to be paid also the expenses of prosecuting such claim.

         6. Subrogation. In the event of payment under this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Corporation effectively to bring suit to enforce such rights.

         7. Notice. The Indemnitee, as a condition precedent to his right to be indemnified under this Agreement, shall give to the Corporation notice in writing as soon as practicable of any claim made against him for which indemnity will or could be sought under this Agreement. Notice to Corporation shall be given at its principal office and shall be directed to the Corporation's President (or such other address or person as the Corporation shall designate in writing to the Indemnitee); notice shall be deemed received if sent by prepaid mail properly addressed, the date of such notice being the date postmarked. In addition, the Indemnitee shall give the Corporation such information and cooperation as it may reasonably require.

         8. Saving Clause. If this Agreement or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, the Corporation shall nevertheless indemnify Indemnitee to the fullest extent permitted by any applicable portion of this Agreement that shall not have been invalidated or by any other applicable law.


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         9. Indemnification Hereunder Not Exclusive. Nothing herein shall be deemed to diminish or otherwise restrict the Indemnitee's right to indemnification under any provision of the Certificate of Incorporation or Bylaws of the Corporation, as amended, or under Delaware law as it now exists or as it may be amended from time to time.

         10. Applicable Law. This Agreement shall be governed by and construed in accordance with Delaware law.

         11. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute the original.

         12. Successors and Assigns. This Agreement shall be binding upon the Corporation and its successors and assigns.

         13. Continuation of Indemnification. The indemnification under this Agreement shall continue as to Indemnitee even though he may have ceased to be a director and shall inure to the benefit of the heirs, executors and personal representatives of Indemnitee.

         14. Coverage of Indemnification. The indemnification under this Agreement shall cover Indemnitee's service as a director and all of his acts in such capacity, whether prior to or on or after the date of the Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and sealed as of the day and year first above written.

ATTEST:                                     ALLIED RESEARCH CORPORATION



                                           By:                            (SEAL)
_____________________________________         __________________________________



WITNESS:                                    INDEMNITEE



                                                                          (SEAL)
_____________________________________         __________________________________

Allied/Indemnity Agreement (Form)

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